                                                                     Exhibit 4.2
                            FACE OF INITIAL SECURITY

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT

      (AND IF ACQUIRING THE SECURITIES FROM SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", IS ACQUIRING SECURITIES HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $250,000), OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                        KINDERCARE LEARNING CENTERS, INC.

                     9-1/2% Senior Subordinated Note due 2009

No.                                                        CUSIP No.
                                                                   $

            KINDERCARE LEARNING CENTERS, INC., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay
to Cede & Co. or registered assigns, the principal sum of $           Dollars on
February 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon on August 15, 1997 and semi-annually thereafter, on February 15 and August 15 in each year, from February 13, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9-1/2% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of February 13, 1997 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers named therein. In the event that either (a) an Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the 45th day following the date of original issue of the Notes, (b) such Exchange
Offer Registration Statement has not been declared effective on or prior to the 150th day following the date of original issue of the Notes or (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated on or prior to the 180th day following the date of original issue of the Notes or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the 180th day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by one-quarter of one percent per annum following such 45-day period in the case of clause (a) above, such 150-day period in the case of clause
(b) above or such 180-day period in the case of clause (c) above, which rate will be increased by an additional one-quarter of one percent per annum for each 90-day period that any such additional interest continues to accrue; proviced that the aggregate increase in such annual interest rate will in no event exceed one percent. Upon (x) the filing of the Exchange Offer Registration Statement after the 45-day period described in clause (a) above,
(y) the effectiveness of the Exchange Offer Registration Statement after the 150-day period described in clause (b) above or (z) the consummation of the Exchange Offer or the effectiveness of a

Shelf Registration Statement, as the case may be, after the 180-day period described in clause (c) above, the interest rate borne by the Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth above if the Company is otherwise in compliance with this paragraph; provided, however, that, if after such reduction in interest rate, a different event specified in clause
(a), (b) or (c) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions. If the Company issues a notice that the Shelf Registration Statement is unusable pending the announcement of a material corporate transaction or otherwise pursuant to
Section 3(k) of the Registration Rights Agreement, or such a notice is required under applicable securities laws to be issued by the Company, and the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 30 days in the aggregate, then the interest rate borne by the Notes will be increased by one-quarter of one percent per annum following the date that such Shelf Registration Statement ceases to be usable beyond the period permitted above, which rate shall be increased by an additional one-quarter of one percent per annum for each 90-day period that such additional interest continues to accrue; provided that the aggregate increase in such annual interest rate may in no event exceed one percent. Upon the Company declaring that the Shelf Registration Statement is usable after the interest rate has been increased pursuant to the preceding sentence, the interest rate borne by the Notes will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that if after any such reduction in interest rate the Shelf Registration Statement again ceases to be usable beyond the period permitted above, the interest rate will again be increased and thereafter reduced pursuant to the foregoing provisions.

            Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The

City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in the United States.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been duly executed by the Trustee or the AuthenticatingAgent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                      KINDERCARE LEARNING CENTERS,

                                      INC.

                                      By:
                                          ----------------------------
                                          Name: Philip L. Maslowe
                                           Title: Senior Vice President
                                                  and Chief Financial Officer

Attest:                                   [SEAL]


----------------------
 Authorized Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Notes referred to in the within-mentioned Indenture.

                                    MARINE MIDLAND BANK,

                                    as Trustee

                                      By:
                                          ------------------------
                                          Authorized Signatory

Dated:
       -------------------

                        REVERSE SIDE OF INITIAL SECURITY

            This Note is one of a duly authorized issue of securities of the Company designated as its 9-1/2% Senior Subordinated Notes due 2009
(the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $300,000,000, which may be issued under an indenture (the "Indenture") dated as of February 13, 1997 between the Company and Marine Midland Bank, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

            The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

            On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

            The Notes are subject to redemption upon not less than 30 nor more than 60 days', written notice, at any time on and after February 15, 2002, as a whole or in part, at the election of the Company, at a Redemption Price equal to the percentage of the principal amount set forth below, plus, in each case, accrued and unpaid interest, if any, to the applicable Redemption Date, if redeemed during the twelve month period beginning February 15, of the years indicated below:

                                                      Redemption
      Year                                               Price
      ----                                            ----------

      2002..........................................   104.750%

      2003.........................................    103.167%

      2004..........................................   101.583%

      2005 and thereafter...........................   100.000%

            In addition, at any time or from time to time, on or prior to February 15, 2000, the Company may, at its option, redeem up to 40% of the aggregate principal amount of Notes originally issued under the Indenture on the Issuance Date at a Redemption Price equal to 109.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, with the net proceeds of one or more Equity Offerings; provided that at least 60% of the aggregate principal amount of Notes originally issued under the Indenture on the Issuance Date remains outstanding immediately after the occurrence of such redemption; and provided further that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

            If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

            In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

            Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase on the Change of Control Payment Date all outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date.

            Under certain circumstances, in the event the Net Proceeds received by the Company from an Asset Sale, which proceeds are not used (i) to permanently reduce Obligations under the Senior Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes if the Notes are then prepayable or, if the Notes may not be then prepaid, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase 100% of the principal amount thereof the amount of Notes that would otherwise be prepaid), (ii) to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (iii) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale, equal or exceeds a specified amount, the Company will be required to make an offer to all Holders to purchase the maximum principal amount of Notes, in an integral multiple of $1,000, that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject toany offer to purchase will receive an Asset Sale Offer from the Company prior to any related Asset Sale Purchase Date.

            In the case of any redemption or repurchase of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

            If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes and the Guarantees, if any, at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. Additionally, the Indenture permits that, without notice to or consent of any Holder, the Company, any Guarantor and the Trustee together may amend or supplement the Indenture, any Guarantee or this Note (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to comply with the covenant relating to mergers, consolidations and sales of assets, (iv) to provide for the assumption of the Company's obligations to Holders of such Notes, (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (viii) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee pursuant to the requirements of Section 610 thereof, (ix) to make any change that does not adversely affect the legal rights of any Holder or
(x) to add a Guarantor under the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture the Notes and the Guarantees, if any, and certain past Defaults under the Indenture and the Notes and the Guarantees, if any, and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charge payable in connection therewith.

            Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

            THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

            All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                TRANSFER NOTICE

            FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

____________________________________
(insert Taxpayer Identification No.)


___________________________________________________________________________


___________________________________________________________________________
(please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing


___________________________________________________________________________

attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

            In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement, as defined in the Registration Rights Agreement dated as of February 13, 1997, or February 15, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[  ]  (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[  ]  (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:  _______________        ___________________________________
                              NOTICE:     The signature must
                                          correspond with the name as written
                                          upon the face of the within-mentioned
                                          instrument in every particular,
                                          without alteration or any change
                                          whatsoever.

Signature Guarantee: ___________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _____________________________      NOTICE:  To be executed
                                          by an executive officer.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Note purchased by the Company pursuant to
Section 1016 of the Indenture, check the Box: [ ].

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 1016 of the Indenture, state the amount (in original principal amount) below:

                                        $_____________________


Date:  _____________________________

Your Signature:     _________________________________________
                    (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: _________________________________